EXHIBIT 5
Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. as to legality of securities being registered
January 12, 2007
Third Wave Technologies, Inc.
502 South Rosa Road
Madison, Wisconsin 53719
Ladies and Gentlemen:
     You have requested our opinion with respect to certain matters in connection with the filing by Third Wave Technologies, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration of 2,480,313 shares of the Common Stock, $.001 par value, of the Company (the “Shares”) on behalf of a certain selling stockholder. Such Shares may be acquired by the selling stockholder upon the conversion of Convertible Senior Subordinated Zero-Coupon Promissory Notes due 2001 (the “Notes”) acquired by it on December 20, 2006.
     In connection with this opinion, we have examined the Registration Statement and related prospectus, and we have made such investigations of law and examined originals or copies of such documents, corporate records, certificates and other instruments that we have deemed necessary or appropriate for purposes of giving the opinions herein expressed. In addition, we call your attention to the fact that as a matter of customary practice, certain assumptions underlying opinions are understood to be implicit.
     The opinion set forth herein is limited to matters governed by the General Corporation Law of the State of Delaware, and no opinion is expressed herein as to the laws of any other jurisdiction.
     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and that the Shares, when issued upon proper conversion of the Notes, will be legally issued, fully paid and non-assessable.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.
Very truly yours,
/s/ Kennedy Covington Lobdell & Hickman, L.L.P.
KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.